UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2008

Invitrogen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. – Entry into a Material Definitive Agreement.

On June 11, 2008, Invitrogen Corporation, a Delaware corporation, or the Company, Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, or Atom Acquisition, and Applera Corporation, a Delaware corporation, or Applera, entered into an agreement and plan of merger, or the Merger Agreement. Pursuant to the Merger Agreement, Applera will be merged with and into Atom Acquisition and Atom Acquisition will be the surviving corporation and the Company’s wholly owned subsidiary.

At the effective time of the merger (the “Effective Time”), each issued and outstanding share of Applera’s common stock, par value $.01 per share, automatically will be converted into the right to receive $17.10 in cash and 0.4543 of a share of the Company’s common stock, par value $.01 per share, or $38 per share of Applera common stock. Applera’s stockholders may elect to receive either all cash or only shares of the Company for each share of Applera’s common stock, subject to proration if either the cash or stock election is oversubscribed. If the arithmetic average of the weighted average price, as defined, of the Company’s common stock on each trading day during the 20 consecutive trading days immediately preceding the third business day prior to the Effective Time (the “20-day VWAP”) is less than $46.00 per share, then the holder of each share of Applera common stock which is converted into a right to receive any portion of the merger consideration in the form of shares of the Company common stock will receive, in addition, an amount in cash without interest equal to the product of (x) the portion of a share of the Company common stock which such holder has the right to receive multiplied by (y) the lesser of (A) $46.00 minus the 20-day VWAP and (B) $2.31. In addition, (1) all Applera options will vest and become fully exercisable and converted into options to purchase shares of the Company common stock, (2) shares of Applera restricted stock will become fully vested and treated as shares electing to receive cash and Company shares (“Mixed Consideration Electing Shares”), (3) restricted stock units of Applera will become fully vested, settled in shares of Applera common stock and treated as Mixed Consideration Electing Shares, and (4) each outstanding right to receive shares of Applera common stock pursuant to a stock unit award will be fully vested and settled in Applera common stock.

The Company and Applera have made customary representations, warranties and covenants in the Merger Agreement. The consummation of the merger is subject to, among other things, (1) approval of the Merger Agreement by Applera stockholders, (2) approval by the Company stockholders of the issuance of shares in connection with the merger and of an amendment to the Company’s certificate of incorporation to increase the number of its authorized shares of common stock, (3) consummation by Applera of the redemption of all of the issued and outstanding shares of its Celera Group common stock in exchange for shares of common stock, par value $.01 per share, of Celera Corporation as a result of which Applera’s Celera Group tracking stock business will be split off and owned by former holders of the Celera Group common stock, and (4) regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the European Commission Merger Regulation, as well as other regulatory approval in certain other countries.

Upon completion of the transaction, the Company will change its name to Applied Biosystems, Inc. and will expand its board of directors from nine to 12 members and appoint three of Applera’s current directors to the Company board.

The Merger Agreement contains certain termination rights for both the Company and Applera. Upon termination of the Merger Agreement under certain specified circumstances, the Company or Applera would be required to pay the other a termination fee of $150 million.

On June 11, 2008, the Company entered into a commitment letter, or the Commitment Letter, with Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC, UBS Securities LLC and Morgan Stanley Senior Funding Inc., or the Commitment Parties, pursuant to which certain of the Commitment Parties will act as the initial lenders under senior secured credit facilities in an aggregate amount of $2.65 billion, consisting of a revolving credit facility of $250.0 million and term facilities aggregating $2.4 billion, or the Credit Facilities. The Credit Facilities, along with cash on hand at the Company, Applera and their respective subsidiaries at the Effective Time, are intended to finance (a) the acquisition of Applera pursuant to the Merger Agreement, (b) the costs and expenses related to the transaction, (c) the repayment of, and termination of, all commitments to make extensions of credit under, certain existing indebtedness of the Company and Applera, other than the Company’s convertibles notes and other exceptions, and (d) the ongoing working capital and general corporate purposes of the combined company.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by Applera and the Company to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality that may be different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Applera and the Company, rather than to establish matters as facts.

The foregoing description of the Merger Agreement, the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein, and the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Caution Concerning Forward-Looking Statements

Certain statements contained in this Current Report of Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the ability of the Company and Applera to complete the transactions contemplated by the Merger Agreement, including the ability to satisfy the conditions set forth in the Merger Agreement, the possibility of the termination of the Merger Agreement, and the Company’s ability to complete the financing contemplated by the Commitment Letter. A number of the matters discussed in this Current Report of Form 8-K that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the failure to realize capital and operating expense synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of the Company and Applera and satisfaction of various other conditions to the closing of the merger contemplated by the Merger Agreement; and the risks that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission, or SEC, including the Company’s annual report on Form 10-K for the year ended

December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008, and Applera’s annual report on Form 10-K for the year ended June 30, 2007 and quarterly reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 as such reports may have been amended. This Current Report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and Applera expect to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND APPLERA AND THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to stockholders of the Company and Applera. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from the Company by directing such requests to: Invitrogen Corporation, 1600 Faraday Ave., Carlsbad, CA 92008, Attention: Investor Relations or from Applera by directing such requests to: Applera Corporation, 301 Merritt 7, Norwalk, CT 06851, Attention: Investor Relations.

Participants in the Solicitation

The Company and Applera and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s Web site at http://www.sec.gov and from Company Investor Relations, telephone: 760-268-7482 or on the Company’s website at http://www.invitrogen.com or Applera’s website: at http://www.applera.com

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits

Exhibit 2.1 –	Agreement and Plan of Merger by and among Invitrogen Corporation, Atom Acquisition, LLC and Applera Corporation dated as of June 11, 2008.

Exhibit 10.1 –

Commitment Letter dated as of June 11, 2008, among Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding Inc. and Invitrogen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITROGEN CORPORATION (Registrant)

By:	/s/ John A. Cottingham
John A. Cottingham General Counsel

Date: June 13, 2008